UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 22, 2010
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
1055 West Hastings Street, Suite 2200
Vancouver, British Columbia V6E 2E9
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
On January 22, 2010, effective as of December 29, 2009, Lions Gate Mandate Financing Vehicle, Inc. (“LGMFV ”), a wholly-owned subsidiary of the registrant, Lions Gate Entertainment Corp. (the “Company”), entered into Amendment No. 1 (the “Amendment”) to that certain Credit, Security, Guaranty and Pledge Agreement and related agreements dated October 6, 2009 (together, the “Film Credit Facility”) with the borrowers, guarantors and lenders referred to therein, JPMorgan Chase Bank, N.A. will as administrative agent, Union Bank, N.A. as co-administrative agent, syndication agent and joint lead arranger, and Wells Fargo Bank, National Association as documentation agent.
The Amendment, among other things, amends the dates upon which a Bonded Budget (as defined therein) can be approved and the amount of minimum contingency required to be included in such budget, the authorized signatory on the Completion Guaranty (as defined therein), and the definitions of Eligible Receivables (as defined therein), Acceptable Domestic Account Debtors (as defined therein), Acceptable Major Foreign Account Debtors (as defined therein) and Production Accounts (as defined therein).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2010	LIONS GATE ENTERTAINMENT CORP.
/s/ James Keegan
James Keegan
Chief Financial Officer